China ACM Reports First Quarter Fiscal Year 2014 Results, Provides Quarterly Guidance for the Second Quarter of Fiscal Year 2014, and Reaffirms the Full Year Guidance for Fiscal Year 2014

New York, New York--(Newsfile Corp. - November 13, 2013) - China Advanced Construction Materials Group, Inc. (NASDAQ: CADC) ("China ACM" or the "Company"), a provider of ready-mix concrete and related technical services in China, on November 13, 2013, has announced its financial results for the fiscal quarter ended September 30, 2013.

First Quarter Fiscal Year 2014 Financial Highlights

  Revenue decreased 67.0% year over year to $10.2 million
  Gross margin at 11.2%
  Net loss available to common shareholders of $5.8 million or EPS of - $3.92
  $33.2 million in working capital at September 30, 2013

First Quarter Fiscal Year 2014 Results

Revenue. For the three months ended September 30, 2013, we generated total revenue of approximately $10.2 million compared to approximately $30.8 million during the three months ended September 30, 2012, a decrease of approximately $20.6 million or 67.0% . Such decrease is due to a reduction in sales generated from the concrete division for the three months ended September 30, 2013. Our concrete sales revenue was approximately $9.7 million for the three months ended September 30, 2013, a decrease of approximately $19.2 million, or 66.3% compared to the three months ended September 30, 2012. The decrease in revenues attributable to concrete sales was principally due to the decreased sales in the areas in which we operate. Operations at one of our concrete producing plants were suspended due to the China International Garden Expo and a temporary suspension order imposed by the Beijing government for industrial activities in the area. In addition, China’s central government continues to impose restrictions on the purchase of residential apartments in order to regulate housing prices in China, and China’s economic growth has been decelerating since 2012, which has caused an adverse impact on the construction industry in China.

During the three months ended September 30, 2013, we continued to supply concrete products to three railway projects throughout China through our portable plants, specifically our projects located in Anhui Province. These three projects contributed approximately $0.4 million to our total revenue for the three months ended September 30, 2013, a decrease of approximately $1.5 million, or 77.1%, compared to the three months ended September 30, 2012. The decrease in revenues attributable to our manufacturing services segment was principally due to the suspension of operations of a number of our portable plants during the three months ended September 30, 2013. Cost of Revenue. For the three months ended September 30, 2013, we generated total cost of revenue of approximately $9.0 million compared to approximately $23.5 million for the three months ended September 30, 2012, a decrease of approximately $14.5 million, or 62%. The decrease in cost of revenue was primarily due to the overall decrease in production from our fixed concrete plants in the Beijing area and decreased production on manufacturing services compared to the three months ended September 30, 2012.

The cost of revenue on concrete decreased by approximately $13.2 million, or 61%, for the three months ended September 30, 2013, as compared to the three months ended September 30, 2012. Such decrease was due to a decrease in our concrete production volume.

Cost of revenue with respect to our manufacturing services was primarily due to our manufacturing services, which decreased by approximately $1.2 million, or 75%, during the three months ended September 30, 2013, as compared to the same period last year.

Gross Profit. Total gross profit was approximately $1.1 million for the three months ended September 30, 2013, as compared to approximately $7.3 million for the three months ended September 30, 2012. Our gross profit for sale of concrete was approximately $1.1 million, or 11.4% of revenue, for the three months ended September 30, 2013, compared to approximately $7.0 million, or 24.3% of revenue for the three months ended September 30, 2012, a decrease of approximately $5.9 million. The lower gross profit from concrete sales for the three months ended September 30, 2013, compared with the three months ended September 30, 2012, reflects lower production volume while we were subject to similar level of fixed costs.

Our gross profit with respect to our manufacturing services was approximately $0.03 million, or 7.0% for the three months ended September 30, 2013, a decrease of $0.29 million from $0.32 million during the three months ended September 30, 2012, while the gross profit margin decreased from 16.4% for the three months ended September 30, 2012 to 7.0% for the three months ended September 30, 2013. Such decrease was principally due to the decrease in revenue for manufacturing services for three months ended September 30, 2013, as a result of the decrease in the number of portable plants and lower production rates at our plant.

Provision for doubtful accounts. We incurred provision for doubtful accounts of $3.0 million for the three months ended September 30, 2013, a decrease of $6.3 million, as compared to $9.3 million for the three months ended September 30, 2012. In accordance with our allowance for doubtful accounts policy, at the end of each quarter, we conduct an aging analysis of each customer’s arrears to determine whether the allowance for doubtful accounts is adequate. The provision is 15% for accounts receivable past due more than 180 days but less than one year, 60% for accounts receivable past due from one to two years and 75% for accounts receivable past due beyond two years. The allowance for doubtful accounts increased to approximately $39.5 million at September 30, 2013, as compared to approximately $36.5 million at June 30, 2013, as a result of tightening monetary policy by the Chinese government causing a shortage in cash and declining business of certain of our customers.

Selling, General and Administrative Expenses. We incurred selling, general and administrative expenses of approximately $2.9 million for the three months ended September 30, 2013, a decrease of approximately $0.3 million, or 8.7%, as compared to approximately $3.2 million for the three months ended September 30, 2012. The decrease was principally due to a $0.1 million decrease in meals and entertainment expenses, $0.1 million decrease in office expenses and a $0.1 million decrease in rental expenses.

Research and development expenses. Research and development expenses for the three months ended September 30, 2013 was $0.2 million, a decrease of approximately $0.1 million, or 29.4%, as compared to approximately $0.3 million for the three months ended September 30, 2012. The Company’s research and development expenditure was maintained at a certain percentage of revenue. The $0.1 million decrease was mainly due to lower Research and development expenditures resulting from decreased revenue.

Loss realized from disposal of property, plant and equipment. For the three months ended September 30, 2013, we incurred a $1.4 million loss realized from the disposal of property, plant and equipment. During the three months ended September 30, 2012, we incurred a $0.4 million loss realized from the disposal of property, plant and equipment. The increase of $1.0 million was due to disposal of certain vehicles.

Net Income (loss) available to Common shareholders. We recognized a net loss of approximately $5.8 million for the three months ended September 30, 2013, as compared to net loss of approximately $5.4 million for the three months ended September 30, 2012, an increase of $0.4 million. Such increase in net loss was primarily due to the decrease in gross profits of our concrete sales and manufacturing services, and the increase in loss realized from the disposal of property, plant and equipment, which was offset by the decrease in the provision for doubtful accounts and the provision for income taxes.

Balance Sheet Overview

China ACM had working capital of $33.2 million at September 30, 2013, including $6.9 million in cash and equivalents, $13.0 million in restricted cash, $11.1 million in short term investment, $52.6 million in accounts receivable, $33.0 million in prepayments, $16.3 million in other receivables and $107.8 million in total liabilities. Shareholders' equity was $51.3 million compared with $56.7 million at June 30, 2013. The total number of shares outstanding as of November 8, 2013 was 1.5 million.

Second Quarter Fiscal Year 2014 and Fiscal Year 2014 Guidance

For the second quarter ending December 31, 2013, management expects to earn revenue of between $9 and $11 million, and incur a net income (loss) of between $1 million and $(1) million, resulting in EPS of between $0.67and $(0.67) based on weighted average shares of 1,486,871 as of November 12, 2013.

For the fiscal year ended June 30, 2014, management expects to earn revenue of between $56 million and $58 million, net income of between $2 million and $3 million, and an EPS of between $1.35 and $ 2.02 based on weighted average shares of 1,486,871 as of November 12, 2013.

Conference call

The Company will host a conference call with a live webcast and a full Q&A session on Thursday, November 14, 2013 at 8:00 a.m., Eastern Time, to discuss its financial results for the first quarter of fiscal year 2014.

Individuals interested in participating in the conference call may do so by dialing 877-407-8031 from the United States, or + 201-689-8031 from outside the United States and referencing conference ID number 3572849.

To pre-check system compatibility prior to the call, visit http://www.investorcalendar.com/aboutus/HelpDesk.asp

A webcast replay will be available until 12/14/2013.

About China ACM

China ACM is a producer of advanced, certified eco-friendly ready-mix concrete and provider of related technical services for large scale, high-speed rail (HSR) and other complex infrastructure projects. Leveraging its proprietary technology and value-add engineering services model, the Company has won work on many high profile projects including the 30,000 km China HSR expansion, the Olympic Stadium Bird's Nest, Beijing South Railway Station, Beijing International Airport, National Centre for Performing Arts, CCTV Headquarters, Beijing Yintai Building and U.S. and French embassies.

More information about the Company is available at http://www.ir-site.com/cadc/index.asp.

Forward-Looking Statements

This press release contains statements that are forward-looking in nature, including statements regarding the Company's competitive position and product and service offerings. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties, which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the degree of market adoption of the Company's product and service offerings; market competition; dependence on strategic partners; and the Company's ability to manage its business effectively in a rapidly evolving market. Certain of these and other risks are set forth in more detail in "Item 1A. Risk Factors" in China ACM's Annual Report on Form 10-K for the fiscal year ended June 30, 2013. China ACM does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Contact:

China ACM Investor Relations
Phone: +86-10-82525361
E-mail: IR@china-acm.com

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	June 30,
ASSETS	2013	2013

CURRENT ASSETS:
Cash	$6,938,247	$3,949,939
Restricted cash	12,967,373	6,491,175
Accounts and notes receivable, net of allowance for doubtful accounts of $39,511,457 and $36,469,156, respectively	52,634,995	59,696,331
Inventories	1,009,000	1,122,380
Short term investment	11,064,979	5,168,000
Other receivables	6,953,222	6,298,088
Other receivable from termination of lease, net	9,298,922	8,932,029
Prepayments and advances	32,966,821	27,827,638
Deferred tax assets	4,019,838	3,987,738
Total current assets	137,853,397	123,473,318

PROPERTY PLANT AND EQUIPMENT, net	15,407,790	14,357,349

OTHER ASSETS:
Other receivable from termination of lease, net	1,887,261	3,710,455
Advances on equipment purchases, net	3,751,014	4,015,294
Deferred tax assets	219,130	217,380
Total other assets	5,857,405	7,943,129

Total assets	$159,118,592	$145,773,796

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Short term loans, banks and bank guarantees	$59,666,200	$43,766,500
Notes payable	3,256,000	-
Accounts payable	31,160,701	33,730,871
Customer deposits	1,670,133	1,732,662
Other payables	2,853,721	1,989,023
Other payables - shareholders	757,328	757,328
Accrued liabilities	890,475	988,598
Capital lease obligations - current	4,410,148	2,448,883
Taxes payable	26,878	107,013
Total current liabilities	104,691,584	85,520,878

OTHER LIABILITIES
Capital lease obligations - non current	3,131,285	3,560,819
Total liabilities	107,822,869	89,081,697

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:

Preferred stock $0.001 par value, 1,000,000 shares authorized, no shares issued or outstanding	-	-
Common stock, $0.001 par value, 74,000,000 shares authorized, 1,486,871 and 1,486,871 shares issued and outstanding as of September 30, 2013 and June 30, 2013, respectively	1,487	1,487
Additional paid-in-capital	35,233,305	35,233,305
(Accumulated deficit) Retained earnings	(422,997)	5,412,387
Statutory reserves	6,248,357	6,248,357
Accumulated other comprehensive income	10,235,571	9,796,563
Total shareholders' equity	51,295,723	56,692,099
Total liabilities and shareholders' equity	$159,118,592	$145,773,796

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	For the three months ended
	September 30,
	2013	2012
REVENUE
Sales of concrete	$9,721,117	$28,876,908
Manufacturing services	442,303	1,933,721
Total revenue	10,163,420	30,810,629

COST OF REVENUE
Concrete	8,614,755	21,861,154
Manufacturing services	411,143	1,616,527
Total cost of revenue	9,025,898	23,477,681

GROSS PROFIT	1,137,522	7,332,948

PROVISION FOR DOUBTFUL ACCOUNTS	(3,049,421)	(9,341,595)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(2,910,625)	(3,189,614)
RESEARCH AND DEVELOPMENT EXPENSES	(203,999)	(288,880)
LOSS REALIZED FROM DISPOSAL OF PROPERTY, PLANT AND EQUIPMENT	(1,369,461)	(344,425)

LOSS FROM OPERATIONS	(6,395,984)	(5,831,566)

OTHER (EXPENSE) INCOME, NET
Subsidy income	609,805	1,827,526
Non-operating (expense) income, net	132,246	(231,310)
Change in fair value of warrant liability	-	123,097
Interest income	346,253	27,434
Interest expense	(527,704)	(500,837)
TOTAL OTHER INCOME, NET	560,600	1,245,910

LOSS BEFORE PROVISION FOR INCOME TAXES	(5,835,384)	(4,585,656)

PROVISION FOR INCOME TAXES	-	799,167

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(5,835,384)	$(5,384,823)

COMPREHENSIVE INCOME (LOSS):
Net loss	(5,835,384)	(5,384,823)
Foreign currency translation adjustment	439,008	(160,273)

COMPREHENSIVE LOSS	$(5,396,376)	$(5,545,096)

LOSS PER COMMON SHARE ALLOCATED TO COMMON SHAREHOLDERS
Weighted average number of shares (*):
Basic and diluted	1,486,871	1,486,538

Loss per share:
Basic and diluted (*)	$(3.92)	$(3.62)

(*) Retrospectively restated shares for a 1-for-12 reverse split.

CHINA ADVANCED CONSTRUCTION MATERIALS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the three months ended
	September 30,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,835,384)	(5,384,823)
Adjustments to reconcile net loss to cash used in operating activitie
Depreciation	485,839	909,044
Stock-based compensation expense	-	18,386
Provision for doubtful accounts	3,049,421	9,341,595
Change in fair value of warrant liabilitie	-	(123,097)
Loss realized from disposal of property, plant and equipmen	1,369,461	344,425
Imputed interest on other receivable from termination of lease	(199,273)	-
Interest expense on capital lease	132,963	-
Changes in operating assets and liabilitie
Accounts and notes receivable	4,775,458	(8,912,188)
Inventories	121,963	886,088
Other receivables	198,959	446,235
Other receivable from termination of lease	1,459,800	-
Prepayments	(6,056,971)	(1,510,448)
Long term prepayments	-	637,352
Accounts payable	(2,859,788)	3,740,746
Customer deposits	(76,194)	64,903
Other payables	846,094	(1,529,864)
Accrued liabilities	(104,676)	(432,979)
Taxes payable	(80,697)	339,938
Net cash used in operating activities	(2,773,025)	(1,164,687)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of short-term investments, ne	(5,833,799)	-
Purchase of property, plant and equipmen	(57,684)	(52,813)
Net cash used in investing activitie	(5,891,483)	(52,813)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short term loans and bank guarantees	22,789,100	10,671,750
Payments of short term loans and bank guarantees	(7,299,000)	(5,927,500)
Proceeds from notes payable	3,244,000	-
Principal payments on capital lease obligation	(720,457)	-
Restricted cash	(6,400,271)	(1,758,884)
Net cash provided by financing activities	11,613,372	2,985,366

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	39,444	(13,852)

NET INCREASE IN CASH	2,988,308	1,754,014

CASH, beginning of period	3,949,939	2,409,914

CASH, end of period	$6,938,247	4,163,928